Exhibit 1.5
UNDER THE COMPANIES ACT 1956
(1 OF 1956)
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
Dr. REDDY’S LABORATORIES LIMITED
I.	The name of the Company is “Dr. REDDY’S LABORATORIES LIMITED”.

II.	The Registered Office of the Company will be situated in the State of Andhra Pradesh.

III.	The Objects for which the Company is established are the following.

(A)	The Main objects to be pursued by the Company on its incorporation are:
1.	To carry on the business of manufacture, sell, deal, export and import in all types of Chemicals, Drugs, Pharmaceuticals, Pesticides and Dyestuffs and other intermediaries.
2.	To carry on the research and developmental activities to develop new products and substitute for imported products and to develop and maintain testing house and laboratory for own use and for others.

3.	To carry on the business of Consulting Engineers in chemical, Pharmaceutical and Dyestuff Industries.
4.	To carry on the business of Manufacturer, Exporter, Importer, Whole Sale and Retails Sellers, Dealers in and to do Research and Development in Dermocosmetic products and its intermediates.
5.
To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company may think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist Industrial enterprises in creation, expansion and modernisation upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. securities including Govt. bonds, loans, National savings certificates, post office, saving schemes, units of investments, etc., including units of Unit Trust of India.

6.
To promote industrial finance, deposit or lend money, securities and properties to or with any company body corporate, firm, person or association whether falling under the same management or otherwise, in accordance with and to the extent permissible under the provisions contained in Sections 370 & 372 of the Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the Company shall not carry on the business of Banking as defined under the Banking Regulation Act, 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidise finance or assist in subsidising or financing the sale and maintenance of any goods, articles, or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property including lands and buildings, plant and machinery,. Equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release thereof regardless of whether the property purchase and lease be new and/or used.

7.
To provide a package of investment/merchant banking services by acting as managers to Public Issue Securities, by underwriting Securities, act as Issue House and to carry on the business of Registrars to investment schemes, Money Managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

8.
To carry on the business of manufacturing, buying, selling, importing, exporting of and generally dealing in all types of surgical, medical, dental and scientific equipment, instruments and accessories, and diagnostic kits and Re-agents diagnostic equipments, healthcare aids and accessories, healthcare products and instruments and to carry on research and development of healthcare including diagnostic systems.

9.
To establish, run and maintain hospitals, diagnostic centers, nursing homes, mobile medical service centers and any medical and healthcare institutions and to promote research and development in these areas.

10.
To carry on the business as exporters and dealers in all kinds of electronic and electrical equipments, devices, and components including computers, video terminals, computer peripherals, data processing systems, export systems, uninterruptible power supply systems medical equipments and all kinds of electronic assemblies, sub-assemblies and components; telecommunication equipments devices and accessories used in communication; all types of office equipments including photocopiers, airconditioners, water and aircoolers, fire and burglar alarms accounting machines, cash registers and electronic point of sales systems and domestic appliances like radios televisions, refrigerators; heaters, cooking range etc., and to develop systems software and provide consultancy, maintenance and service support and to promote research and development in all the above fields.

(B)	The Objects incidental or ancillary to the attainment of the above main objects are:
1.	To amalgamate or enter into partnership or profit sharing arrangement with and to co-operate in a way with or assist or take over or subsides any company, firm or person.
2.
To enter into agreement and contracts with any individuals, firms, companies, or other organisation for technical, financial or any other assistance for carrying out all or any of the objects of the Company.

3.
To establish and maintain any agencies in India or any part of the world for the conduct of the business of the Company or for the sale of any materials or things for the time being at the disposal of the Company for sale.

4.
To advertise and about means of making known or promoting the use of all or any of the manufacturers products or goods of the company or any articles, or goods traded or dealt in by the Company any way as may be expedient including the posting of bills in relation thereto, and the issue of circulars, books, pamphlets and price lists and the conducting of competitions, exhibitions and giving of prizes, rewards and donations.

5.
To apply for purchase or otherwise acquire and protect, prolong and renew trade marks, trade names, designs, secret processes, patent rights, “BREVETS D INVENTION” licenses, protections and concessions which may appears likely to be advantageous or useful to the Company and to spend money in experimenting and testing and improving or seeking to improve any patents, inventions or rights which the company may acquire or propose to acquire or develop.

6.
To enter into any arrangement for sharing profits, union of interest co-operations, joint venture, reciprocal concession or otherwise with any person, firm or company carrying on or engaged in, or about to carry on or engage in any business of or transaction which this Company is authorised to carry on or engage in or any business or undertaking or transaction which may seem capable of being carried on or conducted so as directly or indirectly to benefit the company and to lend money, to guarantee the contracts or otherwise, assist, any person, firm or company and to takeover or otherwise acquire and holds shares or securities of any such person, firm or company and to sell, hold, reissue with or without guarantee or otherwise deal with the same.

7.
To enter into any arrangement with Government or State, Authority, Municipal, Local or otherwise that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or State or Authority, any rights, privileges and concessions which may seem conducive to the Company’s objects or any of them.

8.	To undertake and carry on any business, transaction or operation commonly undertaken or carried on by promoters of companies, Concessionaires, contractors for public and other works or merchants.
9.
To purchase or otherwise acquire and undertake the whole or any part of the business, property rights, and liabilities of any person, firm or company, carrying on any business, which this company is authorised to carry on or possessed of property or rights, suitable for any of the purposes of the Company, and to purchase, acquire, apply for, hold, sell shares, stock, debentures or debenture stock of any such person, firm or company, and to conduct, make or carry into effect any arrangement in regard to the winding up of the business of any such person, firm or company.

10.
To construct, acquire, establish, provide, maintain and administer, factories, estates, buildings, water reservoirs, sheds, pumping installations, generating installations, pipelines, garages, storage and accommodation of descriptions in connection with the business of the Company.

11.
To apply, for tender purchase or otherwise acquire any contracts and concessions for or in relation to the constructions, erection, carrying out equipment, improvement, management, administration or control of works and conveniences and undertake, execute, carryout, dispose of or otherwise turn to account the same.

12.
To buy, lessor otherwise acquire lands, buildings, and other immovable property and to sell, lease, mortgage or hypothecate or otherwise dispose of all or any of the property and assets of the company on such terms, and conditions as the company may think fit.

13.	To amalgamate with any company or companies having objects altogether or in part similar to those of this Company.
14.
To pay all costs, charges and expenses of and incidental to the promotion and formation, registration and establishment of the Company and issue of its capital including any underwriting or other commission, brokers fee and charges in connection therewith including costs, expenses of negotiations and contracts and arrangements made prior to and in anticipation of the formation and incorporation of the Company.

15.
To remunerate or make donations to (by cash or other assets, or by the allotment of fully or partly paid shares, or by a call or option on shares, debentures debenture stock or securities of this or any other company, or in any other manner) whether out of the company’s capital, profits or otherwise to any person of firm or company for services rendered or to rendered in introducing any property or business to the Company or placing or assisting to place or guaranteeing the subscription or any shares, debentures, debenture or other securities of the company or for any other reasons which the company may think proper.

16.	To undertake and execute any trusts, the undertaking whereof may seem desirable either gratuitously or otherwise.
17.
Subject to the Banking Regulation Act, 1949, to draw, make issue, accept and to endorse, discount and negotiate promissory notes, hundies, bills of exchange, bills of landing, delivery orders, warrants, warehouse keepers, certificates and other negotiable or commercial mercantile instruments connected with the business of the company.

18.	To open accounts or accounts with individuals firm or company or with any bank or banks and to pay into and to withdraw moneys from such account or accounts.
19.
Subject to the provisions of the companies Act, 1956, to invest, apply for acquiring or otherwise employ moneys belonging to, entrusted to or at the disposal of the Company upon securities and shares or without security upon such terms as may be thought proper, and from time to time to vary such transactions in such manner as the company may think fit.

20.
To lend or deposit moneys belonging to or entrusted to or at the disposal of the Company to such person or company and in particular to customers and others having dealings with the Company with or without security, upon terms as may be thought proper and to guarantee the performance of contracts by such person or company, but not to do the business of banking as defined in the Banking Regulation Act, 1949.

21.	To make advances upon for the purchase of materials, goods, machinery, stores and other articles required for the purpose of the Company.
22.
Subject to the provisions of Section 58A of the Companies Act, 1956, to borrow or raise money with or without security or to receive money on deposit at interest, or otherwise, in such manner as the company may think fit and in particular by the issue of debentures or debentures stock perpetual or otherwise, including debentures or debenture stock convertible into shares of this or any other company and in security of any such money so borrowed, raised or received to mortgage, pledge or charge the whole or any part of the property, assets or revenue of the company present or future including its uncalled capital and to purchase, redeem or pay off any securities.

23.
Subject to the provisions of the Companies Act, 1956, to sell, mortgage, assign or lease and in any other manner, deal with or dispose of the undertakings or property of the Company or any part thereof, whether movable or immovable for such consideration as the company may think fit, and in particular for shares, debentures and other securities of any other company having objects altogether or in part similar to those of the Company.

24.	To improve, manage, work, develop, alter, exchange, lease, mortgage, turn to account, abandon or otherwise deal with all or any part of the property, rights and concessions of the Company.
25.
To employ workers or employees and to provide for welfare of the employees or ex-employees of the Company and their wives, widows, familier, or the dependents or connections of such person by building of houses, dwelling or by grants of money, pensions, gratuity, bonus, payment towards insurance or other payment, or by creating from time to time, subscribing and contributing towards place instruction or recreation, hospital and dispensaries, medical and other attendance and other assistance as the company shall think fit.

26.
Subject to the provisions of the companies Act, 1956, and the constitution of India, to subscribe or contribute or otherwise to assist to guarantee money to charitable, benevolent, religious, scientific, national or other institutions or objects or for any exhibition or for any public general useful objects.

27.	To distribute any of the property of the company amongst the members in species or kind upon the winding up of the company.
28.	To acquire and run any industrial concern, factory or mills as the Company may deem fit to attain the main objects.
29.	To do all such other things as are incidental to, or conducive to the attainment, of the above main objective or any of them.
C.	OTHER OBJECTS:
1.	To carry on the business of Distributors, Dealers, Wholesalers, Retailers, Commission Agents, Manufacturers, Representatives for all types of products.

2.	To carry on the business of professionals for all types of services.
3.	To carry on the business of design, engineering and execution and implementation of various types of projects on contract or turnkey basis and to acquire the designing or technical know-how.
4.
To cultivate, grow, produce or deal in any vegetable products and to carry on the business of farmers, dairy man, milk contractors, dairy farmers, millers, surveyors and vendors of milk cream, cheese, butter and poultry and provision of all kinds, growers of and dealers in corn, lay and straw, seeds men and nursery men and to buy, sell and trade in any goods usually traded and of the above business or other business associated with the farming interest which may be advantageously carried on by the company.

5.	To carry on the business of manufacturers, fabricators, erectors, dealers of in all types of chemical equipment, pumps, valves, storage tanks etc. required by the chemical and pharmaceutical industry.
6.	To purchase plant, machinery, tools and implements from time to time and he selling or disposing of the same.
7.
To transact or carry on all kinds of agency business and in particular, in relation to the investment of money, the sale of property and collection and receipt of money, or otherwise of any assets, funds and business under any agreement.

8.
To carry on and undertake the business of investing its funds in equity and preference shares, stocks, bonds, debentures (convertible and non-convertible) of new projects and securities of all kinds and every description of well established and sound companies, to subscribe to capital issues of joint stock companies, ventures, industries, units, trading concerns whether old or new as the company my think fit and to assist them by granting financial accommodation by way of loans/advances to industrial concerns and to assist industrial enterprises in creation, expansion and modernization upon terms whatsoever and to act as finance brokers, merchants and commission agents and to deal in Govt. Securities including Govt. bonds, loans, National savings certificates, post office saving schemes, units of investments etc., including units of Unit Trust of India.

9.
To promote industrial finance, deposit or lend money, securities and properties to or with any company, body corporate, firm person or association whether falling under the same management otherwise, in accordance with and to the extent permissible under the provisions contained in Section 370&372 of the, Companies Act, 1956, with or without security and on such terms as may be determined from time to time. However, the company shall not carry on the business of Banking as defined under the Banking Regulation Act. 1949; and to carry on and undertake the business of finance, investment and trading, hire purchase, leasing and to finance lease operations of all kinds, purchasing, selling, hiring or letting on hire of all kinds of plant and machinery and equipment that the Company may think fit and to assist in financing operations of all and every kind of description of hire purchase or deferred payment or similar transactions and to subsidies finance or assist in subsidising or financing the sale and maintenance of any goods, articles or commodities of all and every kind of description upon any terms whatsoever and to purchase or otherwise deal in all forms of immovable and movable property, including lands and buildings, plant and machinery, equipment, ships, aircraft, automobiles computers and all consumer, commercial and industrial items and to lease or otherwise deal with them in any manner whatsoever including release there of regardless of whether the property purchased and leased be now and /or used.

10.
To provide a package of investment/merchant banking services by acting as manages to public issue securities, by underwriting securities, act as Issue House and to carry on the business of registrars to investment schemes, Money managers to secure and extend market support by conducting surveys, collecting data, information and reports and to act as general traders and agents, to carry on the agency business and warehousing indenting and dealership of business.

IV.	The liability of the members of the company is limited.
V.	a.	The authorised share capital of the company is Rs.120,00,00,000/- (Rs. One Hundred and Twenty Crores Only) divided into 24,00,00,000 equity shares of Rs.5/- (Rs. Five only) each.

b.
The company has power from time to issue shares, Hybrids, Derivatives, Options, Quasi-equity instruments, with differential rights, or to increase, consolidate, sub-divide, exchange, reduce and also to purchase any of its shares whether or not redeemable and to make payments out of its capital in respect of such purchase or otherwise alter its share capital as equity or non voting equity shares or preference shares and to attach to any classes of such shares preferences, rights, privileges or priorities in payment of dividends or distribution of assets or otherwise, over any other shares and to subject the same to any restriction, limitation or condition and to vary the regulation of the company, as for apportioning the right to participate in profits in any manner subject to the provision of the Act and consent of the appropriate authorities if required, being obtained before doing so.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a company in pursuance of the Memorandum of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

		No. of equity	Name, address, description
	Name, Addresses, Descriptions and	Shares taken by	occupation and signature of
S. No.	occupations of the subscribers	subscriber	witness.
1.	Dr. KALLAM ANJI REDDY S/o. Venkata Reddy 6/3/347/6, Dwarakapuri Colony, Hyderabad — 500 004. Occ: Industrialist	10 (Ten only)

2.	KALLAM SAMRAJYAM W/o. Anji Reddy 6/3/347/6, Dwarakapuri Colony, Hyderabad — 500 004. Occ: Housewife	10 (Ten only)	G.S.S. SRINIVAS Chartered Accountant S/o. Sri. G. Balakrishna Rao 5-2-422, Hyderbasti, R.P Road, Secunderabad.
Place: Hyderabad
Date: 4th February 1984.

UNDER THE COMPANIES ACT, 1956
(1 OF 1956)
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
Dr. REDDY’S LABORATORIES LIMITED
PRELIMINARY

1. Table ‘A’ not to apply
The regulations contained in Table A’ in the first schedule of the companies Act, 1956, shall not apply to the company, but the regulations for the management of the company and for the observance for the Members thereof and their representatives shall subject to any exercise of the statutory powers of the company, with reference to the repeal or alternation of, or addition to, its regulations by special resolution, as prescribed by the said companies Act, 1956, be such as are contained in these Articles.

2. Interpretation	Unless the context otherwise requires words or expressions contained in these Articles shall bear the same meaning as in the Act or any statutory modification thereof.

The marginal notes hereto shall not effect the construction hereof and unless there be something in the subject or context inconsistent therewith in these Articles.

“The Act” means the companies Act, 1956 as amended from time to time.

“The Article” means these Articles of Association as originally registered or as may from time to time be altered.

“The Company” means Dr. REDDY’S LABORATORIES LIMITED.

“The Directors” means the Board of Directors of the Company for the time being.

“The Board of Directors” or “the Board” means the Board of Directors for the time being of the Company.

“The Managing Director” means the Managing Director appointed as such for the time being of the company.

“Month” means calendar month.

“Proxy” means an instrument under which any person is authorised to vote for a member at a general meeting on a poll and includes Attorney duly constituted under a Power of Attorney.

“The Office” means the Registered Office of the Company for the time being.

“The Registrar” means the Register of Members to be kept pursuant to Section 150 of the Act.

“The Registrar” means the Registrar of Companies, Andhra Pradesh, Hyderabad.

“The Secretary” means the duly qualified Secretary appointed as such for the time being of the Company pursuant to Section 383 A of the Act.

“Seal” means the common seal for the time being of the Company.

“In Writing” and “Written” shall include printing, lithography and other modes of representing or reproducing words in a visible form. Words importing the singular number only include the plural number and vice-versa. Words importing the masculine gender only include the feminine gender. Words importing persons include corporations.

CAPITAL AND SHARES

3.		a. The Authorised share capital of the company shall be as stated in Clause V of the memorandum of Association of the Company.

Allotment of Shares
b.    Subject to the provisions of these Articles and of section 81 of the Act, shares shall be under the control of the Directors who may allot or otherwise dispose of the same to such persons on such terms and conditions as the Directors think fit.

	Power to increase capital	c. The company in General Meeting may, from time to time increase the capital by the creation of new shares of such amount as may be deemed expedient.

d.    The company may from time to time allocate funds from its Free Reserves or Share Premium account or any other means of finance or issue debt instruments for raising funds for buy-back of its shares and the same is not to be considered as reduction of Capital. The Company may also exchange voting shares for non-voting shares or for any other securities.

Sub-Division of Shares
e.    Sub-divide its shares or any of them into shares of smaller amount than is fixed by the memorandum, so however, that in the sub-division the proportion between the amount paid and the amount, if any, un paid on each reduced shares shall be the same as it was in the case of the shares from which the reduced shares is derived;

Cancellation of shares
f.    The shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled provided however the cancellation of shares in pursuance of the exercise of this power shall not be deemed to the a reduction of share capital within the meaning of the Act.

	Power to be exercised in the General Meeting	g. The powers conferred under the Articles 3, a,b,c,d,e, and f shall be exercised by the Company in General Meeting and shall not require to be confirmed by the Court.

4.	Conditions regarding issue of new shares
Subject to the provisions of section 86 of the Act, the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the company in general meeting shall prescribe, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the company.

5.	Commission for placing shares	The company may, subject to compliance with the provision of section 76 of the Act, exercise the power of paying commission.

6.	Brokerage		The company may pay on the issue of shares or debentures, such brokerage as may be lawful.

7.	Power to issue shares at a premium or discount
The Company in General Meeting may determine that any shares (whether forming part of the original capital or of any increased capital of the company) shall be offered to such persons (whether members or not) in such proportion and such terms and conditions and (subject to compliance with the provisions of Section 78 and 79 of the Act) either at a premium or at par or at a discount, as such general meeting shall determine and with full power to give any person (whether a member or not) the option to call for or be allotted shares of any class of the company either at a premium or at par or (subject to compliance with the provisions of Section 78 of the Act) at a discount in either case such option being exercisable at such time and for such consideration as may be directed by such General Meeting or the Company in General Meeting may make any other provisions whatsoever for the issue, allotment or disposal of any shares.

8.	Power to issue Redeemable Preference Shares
Subject to the provisions of Section 80 of the Act, such new shares may be issued as Preference Shares which are at the option of the Company are liable to be redeemed, and the resolution authorising such issue shall prescribe the manner, terms and conditions of redemption subject however to the following conditions:

a.
no such shares shall be redeemed except out of profits of the company which would otherwise be available for dividend or out of the proceeds of a fresh issue of shares made for the purpose of redemption;

		b.	no such shares shall be redeemed unless they are fully paid;

		c.	The premium, if any, payable on redemption shall have been provided for, out of the profits of the company or company’s share premium account before the shares are redeemed;

d.
Where any such shares are redeemed otherwise than out of the proceeds of a fresh issue, there shall out of profits which would otherwise have been available for dividend be transferred to a reserve fund, to be called “the Capital Redemption Reserve Fund”, a sum equal to the amount required for redeeming the shares, and the provisions of the Act relating to the reduction of the share capital of the Company shall, except as provided in Section 80 of the Act, apply as if the Capital Redemption Reserve Fund were paid up Share Capital of the Company;

e.
The preference shares shall confer the rights on the holders thereof to be paid out of the profits that may at any time be determined to be distributed among members a fixed cumulative dividend at the rate of 11% per annum, free of company’s tax (but subject to deduction of tax at source at the prescribed reates) on the capital for the time being paid up thereon in priority to the Equity shares;

f.
The preference shares shall confer the rights on the holders thereof, on winding up, to the repayment of the capital and of any arrears of the fixed cumulative dividend set out in Clause (e) above, whether earned, declared or not, upto the commencement of the winding up in priority to the Equity Shares, out of the surplus assets of the company, but shall not confer any further rights to participate in the profits or assets of the company.

		g.	In calculating any fixed percentages on the paid up capital of such preference shares, such percentages shall be calculated upto and as on the date of redemption;

h.
The preference shares shall be redeemable at par on the expiry of 15 years from the date of allotment thereof, but the company may at its option and at any time after 12 years from the date of allotment of such preference shares, on giving not less than three months’ notice to the holders of such shares redeem at par the whole or any part of the said shares together with a sum equal to the arrears, if any, of the fixed cumulative dividend thereon whether earned, declared or not, upto the date of redemption thereof out of the moneys of the company which may lawfully be applied for that purpose, provided that if the company shall at any time determine to redeem a part only of such shares for the time being outstanding, the shares to be so redeemed shall be determined by a draw to be made in such manner as may be decided by the Board of Directors, provided that:

i.	in no event the company shall create further preference shares or issue any further preference share capital to rank in priority to the existing preference shares;

ii.
in the event of the company creating and/or issuing in future any further preference shares ranking pari-passu with or subordinate to the said preference shares, it would do so only with the consent in writing of the holders of not less than three fourths of the said preference shares than outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of the said preference shares then outstanding.

i.
The company shall forthwith give to the holders of the shares liable for redemption notice in writing of its intention to redeem the same and fix a time and place for the redemption and surrender of the certificates of the shares so to be redeemed;

j.
At the time and place so fixed each holder of such shares shall be bound to surrender to the company the certificate(s) for his shares to be redeemed and the company shall pay to him the amount payable in respect of such redemption and where any such certificate(s) comprises any shares which are not liable for redemption the company shall issue to the holder thereof a fresh certificate; and

k.
In the event of the company creating and / or issuing preference shares in future ranking pari passu with or in priority to the redeemable preference shares, it should do so only with the consent in writing of the holders of the said shares then outstanding or with the sanction of a special resolution passed at a separate meeting of the holders of such redeemable preference shares.

9.	Instalment on shares to be duly paid
If, by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the company by the person who for the time being shall be the member registered in respect of the share or by his executor or administrator

10	Liability of Joint holder of shares	Members who are registered jointly in respect of a share shall be severally as well as jointly liable for the payment of all instalments and calls due in respect of such share.

11	New shares to be offered to existing members
When at any time subsequent to the adoption of these Articles it is proposed to increase the subscribed capital of the company by the issue of new shares then subject to any directions to the contrary which may be given by the company in general meeting and subject to those directions such new shares shall be offered to the persons who at the date of the offer are holders of the Equity shares in the company, in proportion, as nearly as circumstances admit, to the capital paid up on those shares at the date; and such offer shall be made by a notice specifying the member of shares offered and limiting a time not being less than 15 days from the date of the offer within which offer, if not accepted will be deemed to have been declined. After the expiry of the time specified in the notice aforesaid or on receipt of earlier intimation from the person to whom such notice is given that he declines to accept the shares offered, the Board of Directors may dispose of them in such manner as they think most beneficial to the Company. Option or right to call of shares shall not be given to any person or persons without the sanction of the company in general meeting.

Notwithstanding anything herein contained, the new shares aforesaid may be offered to any person, whether or not those persons include the persons who, at the date of the offer, are holders of the Equity Shares of the Company, in any manner whatsoever;

a.	if special Resolution to that effect is passed by the company in general meeting; or

b.
where no such special resolution is passed, if the votes cast (whether on a show of hands or on a poll, as the case may be) in favour of the proposal contained in the resolution moved at the general meeting sanctioning the issue of such shares (including the casting vote, if any, of the Chairman) by members who being entitled so to do vote in person or where proxies are allowed, by proxy, exceed the votes, if any, cast against the proposal by members so entitled and voting and the Central Government is satisfied, on an application made by the Board of Directors in that behalf that the proposal is most beneficial to the company.

12	Trusts not recognised
Save as herein otherwise provided the company shall be entitled to treat the member registered in respect of any shares as the absolute owner thereof and accordingly shall not, except as ordered by a Court of competent jurisdiction or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

12A
Subject to the applicable provisions of the Companies Act, 1956 or any other applicable provisions as may be stipulated by any regulatory authorities (“Relevant Laws”), the Company may buy its own securities and the Board shall have powers to buy the securities as stipulated under the relevant laws.”

CERTIFICATES

13	Certificate of shares
The certificate of title of shares shall be issued under the seal of the company which shall be affixed in the presence of and signed by(I) two Directors or persons acting on behalf of the Directors under a duly registered power of attorney and (ii) the secretary or some other person appointed by the Board for the purpose; provided that at-least one of the aforesaid two Directors shall be a person other than a Managing or whole-time Director. A Director may sign a share certificate by affixing his signature thereon by means of any machine, equipment or other mechanical means such as engraving in metal or lithography.

PROVIDED ALWAYS that, notwithstanding anything contained in this Article, every certificate and every document of title to shares, executed and issued whether for the first time or in renewal of or in exchange for an existing share certificate or other document of title, shall be so executed and issued under the authority of the Board of Directors in accordance with the Companies (Issue of Share Certificates) Rules, 1960, or such other provisions of the Act or Rules made, thereunder, or any statutory modification or reenactment thereof for the time being in force.

14.	Member’s right to certificate
Every member shall be entitled to one certificate for all shares registered in his name or if the Directors so approve to several certificates each one or more shares. In the case of transfers, the company shall issue the certificate within one month of the lodgment of transfer.

15	To which joint holder certificates to be issued	The certificate of shares registered in the name of two or more persons shall be delivered to the person first named on the Register in respect of such joint holding.

INTEREST OUT OF CAPITAL

16	Interest out of capital
Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant, which cannot be made profitable for a lengthy period, the company may pay interest on so much of that share capital as is for the time being paid up, for the period, at the rate and subject to the conditions and restrictions provided by section 208 of the Act, and may charge the same to capital as part of the cost of construction of the work or building or the provision of plant.

CALLS

17	Calls
The Directors may, from time to time, subject to the terms on which any shares may have been issued, and subject to Section 91 of the Act, make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively, and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the person and at the time and place appointed by the Directors. A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

18	Restriction on power to make calls and notice
No call shall be made payable within one month, after the last preceding call was payable. Not less than thirty days notice of any cal shall be given specifying the time and place of payment and to whom such call be paid.

19	When interest on call or instalment payable
If the sum payable in respect of any call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the call shall have been made or the instalment shall be due shall pay interest for the same at the rate of 12% per annum from the day appointed for the payment thereof to the time of the actual payment or at such other lower rate as the Directors may determine. The Directors shall be at liberty to waive payment of any such interest wholly or in part.

20	Amount payable at fixed times or by instalments payable as calls
If by the terms of issue of any shares or otherwise, any amount is made payable at any fixed time or by instalment at fixed times, whether on account of the amount of the share or by way of premium, every such amount or instalment shall be payable as if it were a call duly made by the Directors and of which due notice had been given and all the provisions herein contained in respect of calls shall relate to such amount or instalment accordingly.

21	Evidence in action by the company against Shareholders
Subject to the provision of the Act and these Articles, on the trail or hearing of any action or suit brought by the Company against any Shareholder or his representative to recover any debt or money claimed to be done to he Company in respect of his shares it will be sufficient to prove that the name of the defendant is or was, when the claim arose, on the register of the company as a holder, or one of the holders, of the shares inn respect of which such claim is made, and that the amount claimed is not entered as paid in the books of the company and it shall not be necessary to prove the appointment of the Directors who made any call, nor that a quorum of Directors was present at the meeting at which the call was made nor that the meeting at which the call was made duly convened or constituted nor any other matter whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

22	Payment of calls in advance
The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the money due upon the shares held by him beyond the sums actually called for, and upon the money so paid in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the company may pay interest at such rate (not being more than twelve percent per annum) as the Directors think fit, Money so paid in excess of the amount of calls shall not rank for dividends, or confer a right to participate in profits or exercise voting rights. The Directors may at any time repay the amount so advanced upon giving to such member not less than three months notice in writing.

23	Partial payment not to preclude forfeiture
Neither the receipt by the Company of a portion of any money shall from time to time be due from any member to the Company in respect of his shares, either by way of principal or interest nor nay indulgence granted by the company in respect of the payment of any such money, shall preclude the company from thereafter proceeding to enforce a foreiture of such shares as hereinafter provided.

24		A call may be revoked or postponed at the discretion of the Directors.

FORFEITURE, SURRENDER AND LIEN

25	If call or instalment not paid notice may be given
If any member fails to pay the whole or any part of any call or instalment or any money due in respect of any shares either by way of principal or interest on or before the day appointed for the payment of the same or any extension thereof, the Directors may at any time thereafter during such time as the call or instalment remains unpaid or decree remains unsatisfied serve a notice on such member or remains unpaid or decree remains unsatisfied serve a notice on such member or on the person (if any) entitled to share by transmission, requiring him to pay such call or instalment or such part thereof or other moneys as remain unpaid together with any interest that may have accrued and all expenses (legal or otherwise) that may have been incurred by the company by reason of such nonpayment.

26	Terms of forfeiture
The notice aforesaid shall name a day (not being less than fourteen days from the date of service of the notice) and places or place and at which the money is to be paid and the notice shall also state that in the event of the non-payment of such money at the time and place appointed, the shares in respect of which the same is owing will be liable to be forfeited.

27	In default of payment shares may be forfeited
If the requisition of any such notic shall not be complied with, every or any share in respect of which the notice is given may at any time thereafter, before payment of all calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect.

28	Notice of forfeiture to member and register
When any share is declared to be forfeited, notice of forfeiture shall be given to the member in whose name it stood immediately prior to forfeiture and an entry of the forfeiture with the date thereof, shall forthwith be made in the Register but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make any entry as aforesaid.

29	Forfeited shares to become property of the company
Every share so forfeited as aforesaid shall thereupon be the property of the compay and may be sold, or otherwise dispose of either to the original holder thereof or to any other person upon such terms and in such manner as the Board shall think fit.

30	Power to annual forfeiture	The Directors may at any time before any share so forfeited, shall have been sold, or otherwise disposed of, annual the forfeiture thereof upon such conditions as they, may think fit.

31	Members shall be liable to pay money owing, at the time of forfeiture and interest
Any member whose share may be forfeited shall notwithstanding the forfeiture, be liable to pay and shall forthwith pay to the company all calls and other moneys owing upon the shares at the time of the forfeiture together with interest thereon from the time of the forfeiture, until payment, at nine percent per annum, and the Directors may enforce the payment thereof if they think fit, but shall not be under any obligation to do so.

32	Effect of forfeiture
The forfeiture of a share shall involve the extinction of all interest in and also of, all claims and demands against the company in respect of the share and all other rights incidental to the share, except only such of those rights as by these Articles are expressly saved.

33	Certificate of forfeiture
A certificate in writing under the hand of a Director or the secretary that the call or other moneys in respect of a share was or were due and payable and notice thereof given and that default in payment of the call or other moneys was made, and that the forfeiture of the shares was made, by a resolution of the Directors to that effect, shall be conclusive evidence of the facts stated therein as against all persons entitled to such shares.

34	Title of purchaser of forfeited shares
The company may receive the consideration, given for the share on any sale or other disposition thereof and the person to whom such share is sold, or disposed of may be registered as the holder of the share and he shall not be bound to see to the application of the consideration, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, or other disposal of the same.

35	Directors may accept surrender of shares	The Directors may at any time, subject to the provisions of the Act, accept the surrender of any share from or by a member desirous of surrendering on such terms as the Directors may think fit.

36	Company’s lien on shares
The company shall have no lien on its fully paid-up shares. In the case of partly paid-up shares, the company shall have a lien only to the extent of all moneys called or payable at a fixed time in respect of such shares, otherwise such partly paid-up shares shall be free from any lien of the company. Any lien on shares shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of share shall operate as a waiver of the Company’s lien, if any, on such shares. The Board of Directors may at any time declare any shares to be wholly or in part exempt from the provision of this Article.

37.	As to enforcing lien by sale
For the purpose of enforcing, such lien, the Board of Directors may sell the shares subject thereto in such manner as they think fit, but no sale shall be made unless the sum in respect of which the lien exists is presently payable and until notice in writing of the intention to sell shall have been served on such member, his executors or administrators or his committee, curator bonis, or other legal representatives as the case may be, and default shall have been made by him or them in the payment of the sum payable as aforesaid for fourteen days after the date of service of such notice. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof and the purchaser shall be registered as a holder of the shares comprised in any such transfer. Upon any such sale as aforesaid, the existing certificate(s) in respect of the shares sold shall stand cancelled and become null and void and of no effect, and the Directors shall be entitled to issue a new certificate or certificates in lieu thereof to the purchaser or purchasers concerned.

38.	Application of proceeds of sale
The net proceeds of the sale shall be received by the company and on the payment of the costs of such sale be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue if any, shall subject to like lien for sums not presently payable as existed upon the shares before the sale, be paid to the person entitled to the shares at the date of the sale.

FOREIGN REGISTER OF MEMBERS AND DEBENTURE-HOLDERS

39	Foreign Register of Members and form
The company shall have power to keep foreign register of members or debenture holders in any country or state outside India as may be decided by the Board from time to time. If any shares are to be entered in any such register, the instrument of transfer shall be in a form recognised under the law of such country or state or in such form as may be approved by the Board.

TRANSFER AND TRANSMISSION OF SHARES

40	Form of transfer
Shares in the company shall be transferred in accordance with the provisions of the Section 108 of the Act by an instrument in writing in the prescribed form under the companies (Central Government’s General Rules and Forms, 1956) or any statutory modification thereof for the time being in force.

41	Directors may refuse to register transfer
Subject to the right of appeal as conferred by Section III of the Act, the Directors, may, at their own absolute and uncontrolled discretion and without assigning any reason decline to register or acknowledge any transfer of shares and in particular may so decline in any case in which the company has lien upon the shares or any of them or whilst any moneys in respect of the shares desired to be transferred or any of them remain unpaid or unless the transferee is approved by the Directors and such refusal shall not be affected by the fact that the proposed transferee is already a member. Provided that registration of a transfer shall not be refused on the grounds of the transferor being either alone or jointly with any person or persons indebted to the company on any account whatsoever except a lien. The registration of a transfer shall be conclusive evidence of the approval of the Directors of the transferee.

42	Notice to transferee and transferor on refusal to transfer shares
If the Board of Directors refuse to register a transfer of any shares, they shall within one month from the date on which the transfer was lodged with the company send to the transferee and the transferor notice of the refusal.

43	Custody of the instrument of transfer
The instrument of transfer shall after registration be retained by the Company and shall remain in its custody. All instruments of transfer which the Directors may decline to register, shall be returned to the persons depositing the same.

44	Closure of transfer books etc.,
The Directors shall have power, on giving not less than thirty days previous notice by advertisement as required by Section 154 of the Act, to close the Register of Members or the Register of Debenture holders for such period or periods of time not exceeding in the whole 45 days in each year but not exceeding 30 days at a time as they may deem fit.

45	Title of shares of deceased holder
The executor or administrator of a deceased member or holder of a succession certificate shall be the only persons recognised by the company as having any title to his shares and the Company shall not be bound to recognise such executor or administrator or holder of a succession certificate unless such executor or administrator shall have first obtained probate, letters of administration or other legal representation as the case may be from a duly constituted court in India, or from any authority empowered by any law to grant such other legal representation; provided that in any case where the Board in their absolute discretion think fit, the Board may dispense with the production of Probate or Letters of Administration or other legal representation and under the next Article register the name of any person who claims to be absolutely entitled to the shares standing in the name of a deceased member upon such terms as to indemnity or otherwise as the Directors may deem fit.

46	Registration of persons entitled to share otherwise than by transfer (transmission)
Subject to the provision of the Act and these Articles any person becoming entitled to a share in consequence of the death, bankruptcy, or insolvency of any member or by any lawful means other than by a transfer in accordance with these presents may with the consent of the Directors which they shall not be under any obligation to give upon producing such evidence that he sustains the character in respect of which he proposes to act under this Article, or of his title, as the Board may think sufficient and upon giving such indemnity as the Directors may require either be registered himself as the holder of the shares or elect to have some person nominated by him and approved by the Board, registered as such holder, provided nevertheless that if such person shall elect to have his nominee registered he shall testify the execution, by his nominee of instrument of transfer of the shares in accordance with the provisions herein contained, and until he does so, he shall not be free from any liability in respect of the share. This Article is hereinafter referred to be “The Transmission Article”.

47	Refusal to Register Transmission of share
Subject to the provisions of the Act and these Articles, the Directors shall have the same right to refuse to register a person entitled by transmission to any shares or his nominee as if he were the transferee names in any ordinary transfer presented for registration.

48	Board may require evidence of transmission
Every transmission of a share shall be verified in such manner as the Directors may require and the company may refuse to register any such transmission until the same be so verified or unless such indemnity be given to the company with regard to such registration which the Board at its discretion shall consider sufficient provided nevertheless that there shall not be any obligation on the company or the board to accept any indemnity.

49	Fee on transfer or transmission	No fee shall be charged for the following:
i.
for registration of transfers, sub-division and consolidation of Certificates and for letters of allotment and for split, consolidation renewal and pucca transfer receipts into denominations corresponding to the market units of trading.

ii.	for sub-division of renouncable letter of right:

iii.	for issue of New Certificates in replacement of those which are old, decrepit or worn out or when the cages on the reverse for recording transfers have been fully utilised.

iv.	for registration of any power of attorney, probate, letters of administration, marriage or death certificates or for similar other documents.

49A.		“The Board of Directors or a committee thereof can refuse a request by a member to split his/her shares into shares of smaller lots unless such split is for making his/her holding into market lot”.

50	The Company not liable for disregard of a notice prohibiting registration of a transfer
The Company shall incur no liability or responsibility whatever in consequence of their registering or giving effect to any transfer of shares made, or purporting to be made, by any apparent legal owner thereof (as shown or appearing or claiming any equitable right title or interest to or in the same shares notwithstanding that the company have had notice of such equitable right, title or interest or notice prohibition registrations of such transfer, and may have entered such notice or referred thereto in any book of the company; and the company shall not be bound or required to regard or attend or give effect to notice which may be given to them of any equitable right, title or interest or be under any liability whatsoever for refusing or neglecting to do so; though it may have been entered or referred to in some books of the company, but the company shall nevertheless be at liberty to regard and attend to such notice and give effect thereto if the Directors shall so think fit.

INCREASE, REDUCTION AND ALTERATION IN AUTHORISED ISSUED
AND SUBSCRIBED CAPITAL

51	Increase of authrised share capital
The company may from time to time in general meeting by a resolution which may be special or ordinary resolution alter the conditions of its memorandum by increase of authrised share capital by creation of new shares of such amount as it thinks expedient.

52	Redeemable preference shares increase of subscribed capital
The company may from time to time in general meeting by special resolution increase its subscribed share capital by issue of new shares upon such terms and conditions and with such rights and privileges annexed thereto as by the general meeting issuing the same shall be directed and in particular subject to the provisions of Articles 3 to 11 thereof such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the company provided always that any preference shares may be issued in the terms that they are or at the option of the company are to be liable to be redeemed and on such terms and conditions of redemption as may be prescribed.

53	Increased capital same as original capital
Except so far as may be otherwise provided by the condition of issue or by these present any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of call and instalment transfer and transmission, forfeiture, lien, surrender, voting and otherwise.

54	Provisions in case of redeemable preference shares
Notwithstanding anything contained to these Articles in the case of the issue of Redeemable preference shares under the provisions of Article 52 hereof the provisions of section 80 of the Act shall apply.

55	Reduction of capital
The company may (subject to the provisions of section 100 to 105 of the Act) from time to time by special resolution reduce its share capital or any capital redemption reserve account or share premium account in any way authrised by law and in particular may pay off any paid up share capital upon the footing that it may be called up again; or otherwise, and may if and as far as if necessary alter its Memorandum by reducing the amount of its shares capital and of its shares accordingly.

56	Consolidation division and sub-division	The company may in general meeting alter the conditions of Memorandum as follows:
a.	Consolidation and divide all or any of its share capital into shares of larger amount than its existing shares.

b.
Sub-divide its shares or any of them into shares of smaller amount than originally fixed by the Memorandum, subject nevertheless to the provisions of section 94(i) (d) of the Act and of these Articles.

c.
Cancel shares which, at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

57	Issue of further Pari-Passu Shares not to affect the right of shares already issued
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pair passu therewith, but in no respect in priority thereto.

MODIFICATION OF CLASS RIGHTS

58	Power to modify rights
If at any time the capital by reason of the issue of preference shares or otherwise is divided into different classes of share, all or any of the rights and privilege attached to each class may, subject to the provisions of section 106 and 107 of Act, be modified /abrogated with

a.	The consent of the holders of not less than three fourths of the issued shares of that class, or

b.	The sanction of special resolution passed at a separate meeting of the holders of the issued shares of that class.

To every such separate meetings, the provisions herein contained as to general meeting shall mutates mutandis apply.
JOINT HOLDERS

59	Joint holders
Where two or more persons are registered as the holders of any shares, they shall be deemed to hold the same as joint tenants with benefits of the survivorship subject to the following and other provisions contained in the these Articles.

a.	The company shall be entitled to decline to register more than four persons as the joint holders of any share.

b.	The joint holders of any shares shall be liable severally as well as jointly for and in respect of all calls and other payments which ought to be made in respect o such shares.

c.
On the death of any such joint holders the survivor or survivors shall be the only persons or persons recognised by the company as having any title or interest in the share but the Directors may require such evidence of death as they deem fit and nothing herein contained shall be taken to release the estate, of deceased joint holder from any liability on shares held by him jointly with any other person or persons.

d.	Any of the joint holders may give effectual receipt of any dividends or other moneys payable in respect of such shares.

e.
Only the person whose name stands first in the Register as one of the joint holders of any shares, shall be entitled to the delivery of the certificate relating to such shares or to receive documents (which expression shall be deemed to include documents referred to in Article 154) from the Company and any documents served on or sent to such person shall be deemed as good service on all the joint holders.

f.
Any one of two or more joint holders may vote at any meetin either personally or by proxy in respect of such shares as if he were solely entitled thereto and if more than one of such joint holders be present at any meeting personally or by proxy, then one of such persons so present whose names stands first or higher (as the case may be) on the Register in respect of such share shall alone be entitled to vote in respect thereof but other or others of the joint holders shall be entitled to be present at any meeting personally Several executors or administrators of a deceased member in whose (deceased member’s) sole name any shares stand shall for the purpose of this sub article be deemed joint holders.

BORROWING POWERS

60	Power to borrow
Subject to the provisions of Section 58A, 58B, 292 and 293 and other provisions of the Act and these Articles and without prejudice to the other powers conferred by these Articles, the Directors shall have the power from time to time at their discretion to accept deposits from members of the company either in advance on calls or otherwise and generally to raise or borrow or secure the payment of any sum of money for the purpose of the company provided that the aggregate of the amount borrowed (apart from temporary loans as defined in Section 293 of the Act obtained from the company’s bankers in the ordinary course of business) and remaining outstanding and undischarged at the time, shall not, without the consent of the company general meeting exceed the aggregate of the paid up capital of the Company and its free reserves, that is to say reserves not set apart for any specific purpose.

61	Condition on which money may be borrowed
Subject to the provisions of the Act and these Articles, the Board may raise and secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects at they think fit and in particular by the issue of bonds perpetual or redeemable debentures, debenture stock or any mortgage or charge or other security on the whole or any part of the property of the company (both present and future) including its uncalled capital for the time being.

62	Bonds, debenture etc., to be under the control of Directors
Any Bond, stock or other securities issued or to be issued by the Company shall be under the control of the directors who may issue upon such terms and conditions and in such manner and for such consideration as they shall consider to be for the benefit of the company.

63	Securities may be assemble free from equities	Debentures, debenture stock, bonds and other securities may be made assemble free from any equities between the company and the person to whom the same way be issued.

64	Issue at discount etc., or with special privilege
Any bonds, debentures, debenture stock, or other securities may be issued at a discount, premium or otherwise and with any special privilege and conditions as to redemption, surrender, drawing allotment of shares attending at General Meeting provided that debentures with the right of conversion into shares shall not be issued except in conformity with the provisions of section 81(3) of the Act.

65	Indemnity may be given
Subject to the provisions of the Act and these Articles if the Directors or any other person shall incur or be about to incur any liability or surety for the payment of any sum primarily due from the company, the board may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the director or person so becoming liable as aforesaid from and against any loss in respect of such liability.

66	Mortgage of Uncalled capital
If any uncalled capital of the Company is included in or charged by any mortgage or other security the Board of Directors shall subject to the provisions of the Act and these Articles make calls on the members in respect of the uncalled capital in trust for the person in whose favour such mortgage or security is executed.

GENERAL MEETING

67	Annual General Meeting
Subject to the provisions of the Act, the company shall hold from time to time as provided by the Act in addition to any other meeting a general as its Annual General Meeting. The provisions of Section 166 read with Section 210 of the Act shall apply to such Annual General Meeting.

68	Annual General Meeting when to be held
Every Annual General Meeting shall be called for a time during business hours and on such day (not being a public holiday) as the Directors may from time to time determine and it shall be held either at the Registered Office of the Company or at any place within the city town or village in which the office of the company for the time being is situated.

69	Extraordinary General Meeting	a. All General Meetings other than Annual General Meeting shall be called Extraordinary General Meetings.

b. The Board of Directors may, whenever it thinks fit, call an Extraordinary General Meeting.

70	Calling of Extraordinary General Meeting or requisition
The board of directors shall on due requisition of members in accordance with section 169(4) of the Act, forthwith proceed to call an Extraordinary General Meeting and the provisions of Section 169 of the Act, shall apply in respect of such meeting.

71	Notice of Meeting	Save as permitted under Section 171(2) of the Act, a General Meeting of the company may be called by giving not less than twenty one days notice in writing.

72	Special Business	a. In the case of an Annual General Meeting the business to the transacted at the meeting shall be deemed special, with the exception of business relating to:

i. The consideration of the accounts, balance sheet and profit and loss account and the report of the Board of Directors and of the auditors;

ii. the declaration of a dividend;

ii. the appointment of directors in the place of those retiring and

iv. The appointment of and the fixing of the remuneration of the auditors.

In the case of any other meeting all business shall be deemed special

b.   Where any items of business to be transacted at the meeting are deemed to be special as aforesaid, there shall be annexed to the notice material facts regarding each such item of business including in particular, the nature and extent of the interest if any, therein of every Director of the company.

.
Provided that where any item of special business as aforesaid to be transacted at a meeting of the company relates to, or affects any other company the extent of shareholding interest in that other company or every director of the company shall also be set out in the explanatory statement, if the extent of such shareholding interest is not less than twenty percent of the paid-up share capital of that other company.

C.   Where any item of business to be transacted at any general meeting of the company consist of according of approval to any document, the time and place where the document can be inspected shall be specified in the statement aforesaid.

73	Contents and service of notice
Notice of every meeting shall be given to the members and to such other person or persons as required by and in accordance with Section 172 and 173 of the Act and it shall be served in the manner authrised by section 53 of the Act.

PROCEEDINGS AT GENERAL MEETING

74	Quorum of General Meeting	At least five members entitled to vote and present in person shall be quorum for a General Meeting. No. business shall be transacted at any General Meeting unless the quorum requisite be present at the commencement of a business.

75	If quorum not present meeting to be dissolved or adjourned	If within half an hour from the time appointed for holding a meeting of the company, a quorum is not present, the meeting if called upon at the requisition of members, shall stand dissolved. In any other case the meeting shall stand adjourned to the same day in the next week (not being a public holiday) at the same time and place, or to such other day and at such other time and place as the Board may determined.

76	Adjourned Meeting to transact business	If at any adjourned meeting also a quorum is not present within half an hour of the time appointed for holding the meeting the members present, whatever their number (not being less than two) shall be the quorum and shall have power to decide upon all the matters which could properly have been disposed of at the meeting for which the adjournment took place.

77	Chairman of the Meeting	The Chairman (if any) of the Board of Directors shall, if present preside as Chairman at every General Meeting whether Annual or Extraordinary but if there be no such Chairman, or in case of his absence or refusal any one of the Directors present, shall be chosen to be the Chairman of the Meeting.

78	Member a Chairman	If at any meeting a quorum of members shall be present and the Chair shall not be taken by the Chairman of the Board or by a Director at the expiration of half an hour from the time appointed for holding the meeting or if before the expiration of half an hour from the time appointed for holding the meeting all the directors shall decline to take the chair, the member present shall on a show of hands choose one of the their own number to the Chairman of the meeting.

79	Business confined to election of chairman whilst chair vacant	No business shall be discussed at any General Meeting except the election of the Chairman whilst the Chair is vacant. If a poll is demanded on the election of the Chairman it shall be taken forthwith in accordance with the provisions of the Act and these Articles.

80	Chairman with consent may adjourn meeting	The Chairman may with the consent of any meeting at which quorum is present, and shall if so directed by the meeting adjourn any meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

81	Notice to be given where a meeting adjourned	When a meeting is adjourned for thirty days or more notice of the adjourned meeting shall be given as in he case of original meeting. Save as aforesaid it shall not be necessary to give any notice of the adjournment or of the business to be transacted at the adjourned meeting.

82	Resolution how decided	At any General Meeting provisions of Section 177 and 185 of the Act shall apply provided that in case of equality of votes whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote in addition to his own vote or votes to which he may be entitled as a member.

83	Time of taking poll	a. (1) A poll demanded on a question of adjournment shall be taken forthwith.

(2) A poll demanded on any other question (not being a question relating to the election of a Chairman which is provided for above) shall be taken at such time not being later than forty eight hours from the time when the demand was made, as the Chairman may direct.

	Other business may proceed notwithstanding demand of poll	b) The demand of poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

	Scrutineers at poll	c.	(1)	Where a poll is to be taken the Chairman of the meeting shall appoint two scrutineers to scrutinist the votes given on the poll and to report thereon to him.

			(2)	The Chairman shall have power, at any time before the result of the poll is declared, to remove a scrutineer from office and to fill vacancies in the office of the scrutineers arising from such removal or from any other cause.

			(3)	Of the two scrutineers, one shall always be a member (not being on Officer or Employee of the Company) present at the meeting.

84	Reports, Statement and register to be laid on table	At every Annual General Meeting of the Company there shall be laid on the table, the Directors report and audited statement of accounts, Auditors repot, the proxy register with the proxies and the Register of Director’s share holdings mentioned under Section 307 of the Act. The Auditors’ Report shall be read before the members in such General Meeting and shall be open to inspection by any member of the Company.

85	Minutes of General and Board Meeting	The Board shall cause minutes of all proceedings of every general meeting and of all proceedings of every meeting of the Board of Directors or of every committee of the board to be kept in accordance with section 193 of the Act.

86	Inspection of minute books of general meting	The books containing the minutes of the proceedings of general meetings of the company shall be kept at the office of the company and be open to the inspection of members as prescribed by section 196 of the Act.
VOTES OF MEMBERS

87	Votes may be given by proxy	Subject to the provisions of the Act, and these Articles, votes may be given either personally or by proxy or in the case of a body corporate by a representative duly authrised under section 187 of the Act, and Article 89 hereof.

88	Voting rights	Subject to the provisions of the Act, ( and in particular of Sections 87 and 92 (2) thereof) and these Articles;
1.
Upon a show of hands every member holding equity shares and entitled to vote and present in person (including an attorney or a representative of a body corporate as mentioned in Article 89) shall have one vote.

2.
Upon a poll the voting right of every member holding equity shares and entitled to vote and present in person (including a body corporate present as aforesaid) or by proxy shall be in proportion to his share in the paid-up equity capital of the company.

3.
The voting right of every member holding preference shares if any shall upon a show of hands or upon a poll be subject to the provisions, limitations and restrictions laid down in Section 87 of the Act.

89	No voting by proxy on show of hands	No member not personally present shall be entitled to vote on a show of hands unless such member is a body corporate present by attorney or by representative duly authrised under section 187 of the Act in which case attorney or representative may vote on show of hands as if he were an individual member of the company.

90	Restriction on exercise of rights	Subject to the provisions of the Act, no member shall be entitled to voting right in respect of any shares registered in his name on which any calls or other sums presently payable by him, have not been paid or in regard to which the company has exercised any right or lien.

91	Votes in respect of deceased, insolvent members	Any person entitled under the Transmission clause (Article 46 hereof) to transfer any shares, may vote at any general meeting in respect thereof as if he was the registered holder of such shares, provided that at least forty-eight hours before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote he shall satisfy the Board of his right to transfer such shares unless the Board shall have previously admitted his right to vote at such meeting in respect thereof.

92	Right of member to use his votes differently	On a poll taken at a meeting of the company, a member entitled to more than one vote, or his proxy, or other person entitled to vote for him as the case may be need not if he votes, use all votes in the same manner.

93	How members non composment is or minors may vote	If any shareholder be lunatic, idiot or non composment is the votes in respect of his share or shares shall be cast by his committee or other legal guardian and if any shares are registered in the name of minor through his guardian, the vote in respect of such shares shall be cast by that guardian or any one of the guardians if more than one.

94	Instrument appointing a proxy to be deposit at the office	The instrument appointing a proxy and the power of Attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the office not less than forty-eight hours before the time for holding the meetings at which the persons named in the instrument proposes to vote and in default the instrument of proxy shall be treated as valid.

95	Form of proxy	An instrument appointing a proxy shall be in either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.

96	Custody of the instrument	Any instrument of appointment of proxy deposited as aforesaid shall remain permanently or for such time as the directors may determine in the custody of the company.

97	Validity of votes given by proxy notwithstanding death etc., of member	A vote cast in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous insanity or lunacy or death of the principal or revocation of the proxy as the case may be or any power of attorney, under which such proxy was signed, or the transfer of the share in respect of which the vote is given provided that no intimation in writing of the insanity, lunacy, death, revocation or transfer shall have been received at the office before the meeting.

98	Time for objection to vote	Subject to the provisions of the Act, and these Articles no objection shall be made to the validity of any vote except at the meeting or poll at which such vote shall be tendered and every vote, whether given personally or by proxy or by any means hereby authrised and not disallowed at such meeting or poll, shall be deemed valid for all purposes of meeting or poll whatsoever.

99	Chairman of the meeting to be the judge of validity of any vote	Subject to the provisions of the Act, and these Articles, the Chairman of any meeting shall be the sole judge of the validity of every vote tendered at such meeting Subject as aforesaid the Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

100	Number of Directors	Unless otherwise determined by a General Meeting, the number of Directors shall not be less than three nor more than twenty.

101		The following are the Directors of the company at the time of adoption of these Articles:

1. Dr. Kallam Anji Reddy (Chairman)

2. Kallam Ranga Reddy

3. Adapa Subba Reddy

4. Madabushini Purushottam Chary (Managing Director)

5. Dr. Mullapudi Venkat Rao (Nominee of APIDC)

102	Appointment of Alternate Director	The Board of Directors of the Company may appoint an alternate Director act for a Director (hereinafter called the “original director”) during his absence for a period of a not less than three months from the State in which the meeting of the Board are ordinarily held and such appointment shall have effect and such appointee whilst he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and to vote there at accordingly. An alternate Director appointed under this Article shall not hold office as such for a period longer than permissible to the original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to the said State. If the terms of office of the Original Directors is determined before he so returns to the said State, any provisions in the Act or these Articles for the automatic reappointment of retiring Director in default of another appointment shall apply to the original Director and not to the Alternate Director.

103	Additional Director	The Board shall have power from time to time and at any time to appoint any person as Director as an addition to the Board but so that the total number of Directors shall not at any time exceed the maximum number fixed by these articles. Any director so appointed shall hold office only upto the date of the next annual general meeting of the Company and shall then be eligible for appointment by that meeting, subject to the provision of Section 257 of the Act.

104	Casual Vacancy	Subject to the provisions of Section 284 (6) and other applicable provisions (if any) of the Act if the office of a Director appointed by the company in general meeting is vacated before his terms of office will expire in the normal course, the resulting casual vacancy may, in default of and subject to any regulation contained in these articles be filled by the by the Board of Directors. Any person so place he is appointed would have held office if it had not been vacated as aforesaid.

105	Qualification of Director	A director shall not be required to hold any qualification shares and a person may be appointed as director notwithstanding that he holds no share in the Company.

106	Remuneration of Directors	Subject to the provisions of Sections, 198, 309, 310, 311 and 314 of the Act, the remuneration and travelling expenses payable to the Directors of the Company may be as hereinafter provided.
a.	Directors shall be entitled to receive out of the funds of the company for their services in attending meeting of the Board or a committee of the Board, a fee as may be specified under the Act.

b.
In addition to the remuneration payable as above, the Board of Directors may allow and pay to any Directors who is not a bonafide resident of the place where a meeting is held and who shall come to such place for the purpose of attending the meeting such sum as the Board may consider fair compensation, for travelling hotel and other expenses in-cured by him, in attending and returning from meeting of the Board of Directors or any committee thereof.

c.
If any Director be called upon to perform extra services or special exertion or efforts, the Board may arrange with such Director for such special remuneration for such extra services or special exertions or efforts either by a fixed sum or otherwise as may be determined by the Board subject to the provisions of the Act and such remuneration may be in addition to his remuneration above provided.

d.
In addition to he remuneration payable under clause (c) above, the Directors may allow and pay to any Directors such sum as the Board may consider fair compensation for travelling, hotel and other expenses incurred by him in connection with the business of the company.

e.
Director may be paid full-time remuneration by way of commission at the rate of 1 percent (one percent) or upto 3 percent (three percent) of the net profits of the company calculated in accordance with the provisions of the Act, and such remuneration shall be divided amongst the Directors in such proportion and manner as the Board may, from time to time, determine and in default of such determination, shall be divided amongst them, equally.

107	Appointment of nominee directors	Notwithstanding anything to the contrary contained in these Articles, so long as any money remain owing by the company to the Industrial Development bank of India (IDBI), Industrial Finance corporation of India (IFCI), Industrial Credit and Investment Corporation of India Limited (ICICI) and Life Insurance Corporation of India (LIC) or to any other Finance Corporation or Credit Corporation or to any other financing company or body out of any loans granted by them to the company or so long as IDBI, IFCI, ICICI and LIC or any other Finance Corporation or Credit Corporation or any other Financing Company or Body (each of which IDBI, IFCI, ICICI, and LIC or any other Finance Corporation or any other Financing Company or body is hereinafter in this Article referred to as the participating institutions) continue to hold debentures in the company by direct subscription or private placement, or so long as the participating institutions hold shares in the company as a result of underwriting or direct subscription or so long as any liability of the company arising out of any guarantee furnished by the said participating institutions on behalf of the company remains outstanding the participating institutions shall have a right to appoint from time to time any person or persons as a Director or Directors, who time or no whole time (which Director or Directors is/are hereinafter referred to as “Nominee Director/s on the Board of the Company and to remove from such office any person or persons so appointed and to appoint any persons in his or their place/s.

The company shall have no power to remove from office the Nominee Directors. At the option of the participating financial institutions such nominee Director/s shall not be required to hold any share qualification in the company. Also at the option of the participating financial institutions such nominee Directors shall not be liable to retirement by rotation of Directors.

Subject as aforesaid, the Nominee Director/s shall be entitled to the same right and privileges and be subject to the same obligations as any other Director of the company.

The Nominee Director/s so appointed shall hold the said office only so long as any moneys remain owing by the company to the participating institutions or so long as the participating institutions hold shares in the company as result of underwriting or direct subscription or the liability of the company arising out of any Guarantee is outstanding and the Nominee Director/s so appointed in exercise of the said power shall ipso facto vacate such office immediately the moneys owing by the company to the participating institutions is paid off or on the participating institutions ceasing to hold Debentures/shares in the company or on the satisfaction of the liability of the company arising out of any guarantee furnished by the participating institutions.

The Nominee Director/s appointed under this Article shall be entitled to receive all notices of and attend all General Meetings, Board Meetings and of the Meetings of the Committee of which the Nominee Director/s is /are Member/s as also the minutes of such meetings. The participating institutions shall also be entitled to receive all such notices and minutes.

The Company shall pay to the nominee Director/s sitting fees and expenses which the other Directors of the company are entitled but if any other fees, commission, moneys or remuneration in any form is payable to the Directors of the company, the fees, commission, moneys and remuneration in relation to such Nominee Director/s shall accrue to the participating institutions and the same shall accordingly be paid by the company directly to the participating institutions. Any expenses that may be incurred by the participating institutions or such nominee Director/s in connection with their appointment to Directorship shall also be paid or reimbursed by the Company to the participating institutions or as the case may be to such Nominee Director/s.

Provided that if any Nominee Director/s is an officer of the participating institutions the sitting fees, in relation to such Nominee Director/s shall also accrue to the participating institutions and they shall accordingly be paid by the company directly to the participating institutions. Provided further that if such Nominee Director/s is an officer of the Reserve Bank of India, the sitting fees in relation to such Nominee Director/s shall also accrue to IDBI and the same shall accordingly be paid by the Company directly to IDBI.

Provided also that in the event of the Nominee Director/s being appointed as whole time Director/s such Nominee Directors shall exercise such powers and duties as may be approved by the Lenders and have such rights or as are usually exercised or available to whole time Director, in the management of the affairs of the borrower. Such Nominee Directors shall be entitled to receive such remuneration, fees, commission and moneys as may be approved by the Lenders and also by the Central Government under Sections 269, 309/198,310,314 of the Act.

108	Loan to Director etc.	The company shall observe the restriction imposed on the matter of grant of loans to Directors and other persons as provided in Section 295 of the Act.

109	Director may act not withstanding vacancy	The continuing directors may act not withstanding any vacancy in their body but so that, subject to the provisions of the Act, if the number falls below the minimum above fixed and notwithstanding the absence of a quorum the Directors may act for the purpose of filling up vacancies or for summoning a general meeting of the company.

110	When office of Director to be vacated	Subject to Section 283 (2) of the Act, the office of a Director shall become vacant if.
a.	he is found to be of unsound mind by a court of competent jurisdiction; or

b.	he applies to be adjudicated an insolvent; or

c.	he is adjudged an insolvent; or

d.
he fails to pay any call made on him in respect of shares of the company held by him, whether alone or jointly with others within six months from the last date fixed for the payment of the call unless the Central Government has by notification in the official gazette removed the disqualification incurred by such failure; or

e.
he (whether by himself or by any person for his benefit or on his account) or any firm in which he is a partner or any private company of which is a shareholder or Director, accepts a loan or any guarantee or security for a loan, from the company in contravention of section 295 of the Act; or

f.
he absents himself from three consecutive meetings of the Board of Directors or from all meetings of the Board for a continuous period of three months, whichever is longer without obtaining leave of absence from the Board; or

g.	he becomes disqualified by any order of Court (as defined in the Act) under Section 203 of he Act; or

h.	he is removed in pursuance of Section 284 of the Act; or

i.	he acts in contravention of Section 299 of the Act and by virtue of such contravention shall vacate office; or

j.	he is convicted by a court of any offence involving moral turpitude and sentenced in respect thereof to imprisonment for not less than six months; or

k.	he having been appointed a director by virtue of his holding office or other employment in the company, he ceases to hold such office or other employment in the company.

111	Resignation of Directors	Subject to the provisions of the Act a Director may resign his office at any time by notice in writing addressed to the company or to the board of directors but such resignation shall be effective only when the resignation is accepted at a meeting of the board.

112	Directors may be Director of Companies promoted by the company	A director may become a director of a Company promoted by the Company or in which it may be interested as a vendor, shareholder or otherwise, and subject to the provisions of the Act and these Articles, no such Director shall be accountable for benefits received as Director or shareholder of such company.

113	Rotation of Director	At the Annual General Meeting of the Company in every year, one third of the Directors for the time being liable to retire by rotation and if their number is not three or a multiple of three then the number nearest thereto shall retire from the office. The Directors to retire at such Annual General Meeting shall be the Directors (other than Managing Director or Whole time Director and /or any other Director or Directors who by vitue of the provision of any agreement referred to in Article 107 are not liable to retire) who shall have been longest in office since their last election. As between Directors who became Directors on the same day those to retire shall (in default of agreement between them) be determined by lot. For the purpose of this Article, a Director appointed to fill a vacancy under the provisions of Article 104 shall be deemed to have been in office since the date on which the Director, in whose place he has been appointed was last elected as a Director.

114	Retiring Director eligible for reelection	A retiring Director shall be eligible for reelection and shall act as a Director throughout the meeting at which he retires.

PROCEEDINGS OF DIRECTORS

115	Meeting of Directors	The Directors shall meet together atleast once in every three months for the despatch of business and may adjourn and otherwise regulate their meetings and proceedings as they think fit. Provided that at least four such meetings shall be held in a year. Notice of every meeting of the Directors shall be given in writing by a Director or such other officer of the company duly authrised in this behalf to every Director whether within or outside India. Such notice shall be sent at his usual address in India.

115A		Subject to the applicable provisions of the Companies Act, 1956 or any other applicable provisions as may be stipulated by the regulatory authorities, the Company shall have powers to hold the meeting of board and committees thereof through video conferencing or tele-conferencing.

116	Quorum	Subject to Section 287 of the Act, the quorum for a meeting of the Board of Directors shall be on third of its total strength excluding Directors, if any, whose places may be vacant at the time and any fraction contained in that one-third being rounded off as one, or two Directors, whichever is higher, provided that where at any time the number of interested Directors exceeds or is equal to two-third of the total strength, the number of the remaining Directors who are not interested present at the meeting being not less than two shall be the quorum during such time.

117	Adjournment of meeting for want of quorum	If a meeting of the Board cannot be held for want of a quorum then the meeting shall stand adjourned to such day, time and place as the Director or Directors present at that time may fix. Notice of the adjournment of the meeting shall be given to all the Directors in the manner prescribed under Article 115.

118	Chairman	The Directors may from time to time, elect their number to be the Chairman of the Board of Directors and determine the period for which he is to hold office but if no such Chairman is elected, or if at any Meeting of the Board of Directors the Chairman is not present within five minutes of the time appointed for holding the same, the Directors present shall choose one of their number to be the Chairman of such meeting.

119	Who to preside at the meeting of the Board	All meetings of the Directors shall be presided over by the Chairman, if present, but it at any meeting of the Directors the Chairman be not present, at the time appointed for holding the same in that case, the Directors shall choose one of the Directors then present to preside at the Meeting.

120	Question at Board Meeting Committee how decided	Questions arising at any meeting shall be decided by a majority of votes, and in case of an equality of votes, the Chairman of the meeting (whether the Chairman appointed by virtue of these Articles or the Director presiding at such meetings) shall have a second or casting vote.

121	Directors may appoint committees	Subject to the provisions of Section 292 and other provisions of the Act, he Directors may delegate any of their powers to committee consisting of members of their body as they think fit, and they may form time to time, remove and discharge any such committee either wholly or in part, and either as to persons of purpose, but every committee so formed shall, in the exercise of power delegated, conform to any regulations that may from time to time be imposed on it by the Directors. All acts done by any such committee in conformity with such regulations and in fulfillment of the purposes of their appointment but not otherwise, shall have the like force and effect as if done by the Board.

122	Meeting of Committee how to be governed	The meeting and proceeding of any such committee shall be governed by the provisions herein and/or in the Act contained for regulating the meeting and proceeding of Directors so far as the same are applicable thereto, and are not superseded by any regulation made by the Directors under the last proceeding article.

123	Resolution by circulation	a.	Subject to the provisions of Section 289 and 292 of the Act, resolutions passed by circulation without a meeting of the Board or of a committee of the Board appointed under Article 121 shall subject to the provisions of sub-clause (2) hereof and of the Act be as valid and effectual as a resolution duly passed at a meeting of the Directors or of a committee duly called and held.

		b.	A resolution shall be deemed to have been duly passed by the Board or of a committee thereof by circulation if the resolution has been circulated in draft together with the necessary papers if any to all the directors or to all the Members of the committee at their respective addresses, registered with the company and has been approved by a majority of the Directors Members of the committee as are entitled to vote, on the resolution.

124	Acts of Board or committee valid notwithstanding defect in appointment	Subject to the provisions of the Act and these Articles, all acts done by any meeting of the Directors or a committee of directors or by any person acting as a director shall notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be director.
POWER OF THE BOARD OF DIRECTORS

125	General Powers	i.	Subject to the provisions of the Act the Board shall be entitled to exercise, all such powers and to do all such acts and things, as the company is authrised to exercise and do in furtherance of its objects, specified in the Memorandum of Association for which the company is established except such powers as are required by the Act or the Memorandum or Articles of Association of the Company to be exercised or done by the company in General Meeting. In exercising any such powers or doing any such acts or things the Board shall be subject to the provisions contained in the behalf in the Memorandum or Articles of the Company or in any regulations not inconsistent therewith and duly made thereunder, including regulations made by the Company in General Meeting.

		ii.	No regulation made by the Company in General Meeting shall invalidate any prior act of the Board which have been valid if that regulation had not been made.

126	Specific powers of the Board	Without prejudice to the general powers conferred by the preceding Article and without prejudice to the other powers conferred by these Articles, but subject o the restrictions contained in the last preceding Article, the Directors shall have following powers, that is to say the power:

	To pay commission and interest	1.	To pay and charge to the capital account of the company any commission or interest lawfully payable under the provisions of Sections 76 and 208 of the Act.

	To acquire property	2.	Subject to the provisions of sections 292, 297 and 299 of the Act, to purchase or otherwise acquire for the company any property rights or privileges which the Company is authrised or acquire, at or for such price or consideration and generally on such terms and conditions as they may think fit, and in any such purchase or other acquisition to accept such title as the Directors may believe or may be advised to be reasonably satisfactory.

	To pay for property in debentures, etc.,	3.	At their discretion and subject to provisions of the Act to pay for any property, rights or privileges acquired by or services rendered to the company, either wholly or partially in cash or in shares, bonds, debentures, mortgages, or other as fully paid up and any such bonds, debentures, mortgages or other securities may be either specifically charged upon all or any part of the property of the company and its uncalled capital or not so charged.

To insure properties	4.	To insure and keep insured against loss or damage by fire or otherwise for such period and to such extent as they may think proper all or any part of the buildings machinery goods stores produce and other movable property of the company either separately or jointly; also to insure all or any potion of the goods produced machinery and other articles imported or exported by the company and to sell, assign, surrender or discontinue any polices of assurance effected in pursuance of this power.

To open account	5.	To open accounts with any bank or bankers or with any company firm or individual and to pay money into and draw money from any such account from time to time as the Directors may think fit.

To secure contracts by mortgage	6.	To secure the fulfillment of any contracts, agreement or engagements entered into by the company by mortgage or charge of all or any of the property of the company and its uncalled capital for the time being or in such manner as they may think fit.

To appoint trustees	7.	To appoint any persons or person (whether incorporated or not) to accept and hold in trust for the company any property belonging to the company or in which it is interests, or for any other purposes and to execute and do all such acts and things as may be required in relation to any such trust, and to provide for the remuneration of such trustee or trustees.

To bring and defend actions etc.,	8.	To institute, conduct, defend, compound, or abandon any legal proceedings by or against the company or its officers or otherwise concerning the affairs of the company and also to compound and allow time for payment or satisfaction of any debts due or of any claims or demands by or against the company, and to refer any claims or demands by or against the company, or any differences to arbitration and observe and perform any awards made thereon.

To act in matters relating to insolvents	9.	To act on behalf of the company in all matters relating to bankrupts and, insolvents.

To give receipts	10.	To make and give receipts, releases, and other discharges for money payable to the company and for the claims and demands of the company.

To invest moneys	11.	Subject to the provisions of section 292,293 (1), 295,370,372 and 373 of the Act, to invest and deal with any moneys of the company not immediately required for the purpose thereof, upon such security (not being shares of this company) or without security and in such manner as they may think fit, and from time to time to vary or release such investment. Save as provided in section 49 of the Act, all investments shall be made and held in the company’s own name.

To give security by way of indemnity	12.	To execute in the name and on behalf of the company in favour of the person who may incur any personal liability whether as principal or surety for the benefit of the company such mortgages of the company’s property (present and future) as they think, fit, and any such mortgage may contain such powers provisions, covenants and agreements as shall be agreed upon.

To authrise signing of receipts cheques etc.	13.	To determine from time to time who shall be entitled to sign, on the company’s behalf bills, notes, receipts, acceptances, endorsements, cheques, dividend warrants, releases, contracts and documents and to give the necessary authority for such purpose.

To give percentages	14.	To distribute by way of bonus amongst the staff of the Company a share or shares in the profits of the company and to give to any officer or other person employed by the company a commission on the profits of any particular business or transaction and to charge such bonus or commission as part of the working expenses of company.

To give gratitudes etc.,	15.	To provide for the welfare of the Directors or Ex-Directors or the Employees or Ex-employees of the company and the wives, widows and families or the dependents of connections of such persons by building or contributing to the building of houses, dwellings or chawls or by grants of money pensions, gratuities, allowances, bonus or other payments or by creating and from time to time subscribing to provident and other associations, institutions funds to trusts and by providing or subscribing or contributing towards places of instruction and recreation hospital and dispensaries, medical and other attendance and other assistance as the Board of Directors shall think fit; and to subscribe or contribute or otherwise to assist or to guarantee money to charitable benevolent, religious, scientific educational or other institutions or objects or for any exhibition, or for any public general or useful object.

To establish reserve funds	16.	Before recommending any dividend, to set aside out of the profits of the company such sums as they may think proper for depreciation fund, or to an insurance fund, or as a reserve fund, or sinking fund or any special fund to meet contingencies or to repay debenture stock, or for special dividends or for equalising dividends or for repairing, improving extending and maintaining any of the property of the company, and for such other purposes (including the purpose referred to in the preceding sub-article) as the Board of Directors may, in their absolute discretion, think conducive to the interest of the company, and to invest the several sums so set aside, or so much thereof as required to be invested, upon such investments (other than shares of the company) as they may think fit, and from time to time deal with and think fit, and from time to time deal with and vary such investment and dispose of and apply and expand all or part thereof for the benefit of the company, in such manner and for such purpose as the Board of Directors in their absolute discretion think conducive to the interest of the Company, notwithstanding that the matters to which the Board of Directors apply or upon which they expand the same, or any part thereof may be matters to or upon which the capital moneys of the company might rightly be applied or expanded and to divide the Reserve Fund into such special funds as the Board of Directors may think fit and to employ the assets constituting all or any of the above funds, including the depreciation fund, in the business of the company or in the purchase or repayment or debentures or debenture stock and that without being bound to keep the same separate from the other assets, and without being bound to pay interest on the same with power however to the Board of Directors at their discretion to pay or allow to the credit of such funds interest at a rate as the Board of Directors may think proper.

To appoint servants	17.	To appoint and, at their discretion, remove or suspend such managers, secretaries, officers, assistants, supervisors, clerks, agents and servants for permanent temporary or special services as they may from time to time think fit, and to determine their power and duties and fix their salaries emoluments or remuneration and to require security in such instances and to such amount as they may think fit. And also without prejudice as aforesaid from time to time or at any time provide for the management and transaction of the affairs of the company in any specified locality in India or elsewhere in such manner as they think fit, and the provisions contained in the three next following clauses, shall be without prejudice to the general powers conferred by this cause.

Local laws	18.	To comply with the requirements of any local law which in their opinion it shall in the interest of the company be necessary or expedient to comply with.

	Local Committee	19.	From time to time and any time to establish any local committee for managing any of the affairs of the company in any specified locality in India or elsewhere and to appoint any persons to be members of such Local Committee or any managers or agents and to fix their remuneration.

	Delegation of powers of Local Committee etc.,	20.	Subject to the provisions of Section 292 of the Act to delegate to any such local committee or any member or members thereof or any managers or agents so appointed any of the powers authorities and discretion’s for the time being vested in the Board of Directors and to authrise the members for the time being of any such Local Committee or any of them to fill up any vacancies therein and act notwithstanding vacancies and any such appointment or delegation under clause 19 of this Article may be made on such terms and subject to such condition as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annual or vary any such delegation.

	Powers of attorneys	21.	At any time and from time to time by power of Attorney under the seal of the company, to appoint any persons to be the Attorney or Attorneys of the company, for such purpose and discretions and for such periods and subject to such conditions as the board of directors may from time to time think fit.

	May enter into contracts etc.	22.	Subject to the provisions of section 294, 297 and 300 of the Act to enter into all such negotiations and contracts and Rescind and vary all such contracts, and execute and do all such acts deeds and things in the name and on behalf of the company as they may consider expedient for or in relations to any or the matters aforesaid or otherwise for the purpose of the company.

	Delegation of powers	23.	Generally subject to the provisions of the Act and these Articles to delegate the powers, authorities and dissections vested in the Directors to any person, firm company or fluctuating body or persons as aforesaid.

		24.	From time to time to make, vary and repeal by laws for the regulations of the business of the company its officers and servants.

MANAGING OR WHOLE-TIME DIRECTORS

127	Power to appoint managing or whole time Directors	Subject to the provisions of the Act, the Directors may from time to time appoint one or more of their body to be Managing Director or Managing Director (in which expression shall be included a Joint Managing Director) or whole-time Director or whole time Directors of the company for such term not exceeding five years at a time as they may think fit, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their places.

128	What provisions they shall be subject to	Subject to the provisions of the Act and of these articles, a Managing Director or a whole time Director shall not, while he continues, to hold that office, be subject to retirement by rotation under these Articles but he shall be subject to the same provision as to resignation and removal as the other Directors of the Company and he shall ipso-facto and immediately cease to be a Managing Director or whole time Director if he ceases to holds the office of Director for any cause provided that if at any time the number of Director (including the Managing Director or whole time Director) who are not subject to retirement by rotation shall exceed one third of total number of Directors for the time being, then such Managing Director or whole time Director or the whole time Directors, as the, Directors may from time to time select, shall be liable to retirement by rotation in accordance with these Articles to the extent that the Directors not liable to retirement by rotation shall not exceed one-third of the total number of Directors for the time being.

129	Remuneration of Managing or whole- time Directors	Subject to the provisions of the Act and to the approval of the company in general meeting the remuneration of a Managing Director or whole-time Directors shall from time to time be fixed by the Directors, and may be by way of fixed salary, or commission on profits of the company or by participation in any such profits or by any or all of those modes.

130	Powers and duties of Managing or whole-time directors	Subject to the superintendence, control and direction o the board of Directors, the day to day management of the company may be entrusted to the Director or Directors appointed under Article 127 with power to the board to distribute such day to day functions among such Directors, if more than one, in any manner as directed by the board. The board may from time to time, entrust to and confer upon a Managing director or whole-time director of the time being, save as prohibited in the Act, such of the powers exercisable under these presents by the Directors as they may think fit and may confer such power for such time and to be exercised for such objects and purposes and upon such terms and conditions with such restrictions as they think expedient and they may form time to time revoke, withdraw, alter or vary all or any of such powers.

MANAGEMENT ABROAD

131	Management abroad	The Directors may make such arrangements as may be thought fit for the management of the company’s affairs abroad, and may for this purpose (without prejudice to the generality of their powers) appoint local boards, attorneys and agents and fix their remunerations and delegate to them such powers as may be deemed request or expedient. The company may have for use abroad such official seal as is provided for by section 50 of the Act, such seal shall be affixed by the, authority and in the presence of, and the instruments sealed therewith shall be signed by such persons as the Directors shall from time to time by writing under the seal appoint. The company may also exercise the powers of keeping foreign Registers as provided by the Act.

THE SEAL

132	The seal, its custody and use	The Board shall provide a common seal for the purposes of the company and shall have power from time to time to destroy the same and substitute a new seal in lieu thereof, and the board shall provide for the safe custody of the seal for the time being and the seal shall never be used except by or under the authority of the Board or committee of Directors.

133	Deeds how executed	Every deed or other instrument to which the seal of the company is required to be affixed shall unless the same is executed by a duly constituted attorney of the company, be signed by two Directors or a Director and the secretary if any, or the person authrised by the board for the purpose provided nevertheless, that certificates of debentures may be signed by one Director only or by the secretary of the company or by an attorney of the company duly authrised in this behalf and certificate of shares shall be signed as provided in article 13.

DIVIDENDS

134	Division of profits	The profits of the company subject to special rights if any relating thereto created or authrised to be created by the Memorandum or these articles, and subject to the provisions of these articles, shall be divisible among the members in proportion to the amount of the capital paid upon the shares held by them respectively. Provided always that subject as aforesaid, any capital paid up on a share during the period in respect of which a dividend is declared shall unless the board otherwise determine only entitle the holder of such share to an apportioned amount such dividend as from the date of payment.

135	Dividends in proportion to	The company may pay dividends in proportion to the amount paid up or credited as paid up on some shares than on others, subject to the provisions of sections 91 and 92 of the Act.

136	Company in General Meeting may declare a dividend	1.	The company in general meeting may declare a dividend to be paid to the members according to their rights and interest in the profits and subject to the provisions of the Ac, may fix the time for payment when a dividend has been so declared the warrant in respect thereof shall be posted within forty two days from the date of declaration to the shareholders entitled to the payment of the same.

		2.	No large dividend shall be declared than is recommended by the directors, but the company in Annual general meeting may declare a smaller dividend. Subject to the provisions of the Act and in particular section 205 thereof, no dividend shall be payable except out of the profit of the year or any other undistributed profits of the company and the declaration of the directors as to the amount of the net profits of the company shall be conclusive.

		3.	No dividend shall carry interest as against the company.

137	Interim dividend	Subject to the provisions of the Act, the Directors may from time to time pay the members on account of the current year such interim dividends as in their judgment the position of the company justifies.

138	No member to receive dividend whilst indebted to the company and company’s right to reimbursement thereon	No members shall be entitled to receive payment of any interest or dividend in respect of his share or shares, whilst any money may be presently due or owing from him to the company in respect of such share or shares or otherwise however, either alone or jointly with any other person or persons; and the Directors may without prejudice to any other right or remedy of the company deduct from the interest or dividend payable to any member all sums of money so due from him to the company.

139	Unclaimed dividend	Where a dividend has been declared by the company but has not been paid, or the warrant in respect thereof has not been posted within forty two days from the date of the declaration, to any shareholder entitled to the payment of the dividends, the company shall, within seven days from the date of expiry of the said of forty two days, transfer the total amount of dividend which remains unpaid into the special, account to be opened by the company in that behalf in any scheduled bank to be called “Unpaid Dividend Account”, and all the other provisions of Section 205A of the Act in respect of such unpaid dividend or any part thereof shall be applicable, observed, performed and complied with and that there shall be no forfeiture of unclaimed dividends.

140	Transfer of share must be registered	A transfer of shares shall not pass the right to any dividend declared thereon before the registration of transfer.

141	Dividends how remitted	Unless otherwise directed by any member any dividend may be paid by cheque or warrant sent through the post to the registered address of member or person entitled or in case of joint holders to one of them first named in Register of Members in respect of the joint holding or to such person and to such address as the member or joint holder may in writing direct. The company shall not be liable for any cheque or warrant lost transmission or for any dividend lost to the member or person entitled thereof, by the forged endorsement of a cheque or warrant or the fraudulent recovery thereof by any other means.

142	Dividend and call together	Any general meeting declaring a dividend may make a call on the members for such amount as the meeting fixed, but so that the call on each member shall not exceed dividend payable to him and so, that the call be made payable at the same time as the dividend, and that the dividend may, if so arranged between the company and the members be set off against the calls.

143.	Special power in relation to satisfaction of dividends	No dividend shall be payable except in cash, provided that nothing in this article shall be deemed to prohibit the capitalisation of profits or reserves of the company for the purpose of issuing fully paid up bonus shares or paying up any amount for the time being unpaid on any shares held by the members of the company.

CAPITALISATION

144	Capitalisation Amended under scheme of arrangement sanctioned vide order of the Hon’ble High Court of Judicature of Andhra Pradesh at Hyderabad dated July 19, 2010.	1.	Any General Meeting may resolve that any monies, investments or other assets forming part of the undivided profits (including profits or surplus monies arising from the realisation and where permitted by law, from the appreciation in value of any capital assets of the company) or any amount standing to the credit of the Share Premium Account or the Capital Redemption Reserve Account or the General Reserve or any other reserve or fund of the company or in the hands of the company and available for dividend may be capitalized. Any such amount (excepting the amount standing to the credit of the Share Premium Account and/ or the Capital Redemption Reserve Account) may be capitalized in either of the following ways, or partly in one way and partly in another:

		a.	by the issue and distribution as fully paid up shares, debentures, debenture stock or other securities or obligations of the Company; or

		b.	by crediting the shares of the company which may have been issued and are not fully paid up with the whole or any part of the sum, remaining unpaid thereon. Provided that any amounts standing to the credit of the Share Premium Account may be applied in:

			i.	paying up unissued shares of the company to be issued to the members of the company as fully paid bonus shares

			ii.	in writing off the preliminary expenses of the company

			iii.	in writing off the expenses of, or the commission paid or discount allowed on any issue of shares or debentures of the company; or

			iv.	in providing for the premium payable on the redemption of any redeemable preference shares or debentures of the company.

Provided further that any amount standing to the credit of the Capital Redemption Reserve Account shall, for the purposes of this Article, be applied only in paying up unissued shares of the Company to be issued to the members of the Company as fully paid bonus shares.

		2	Such issue and distribution under sub-clause (1)(a) above and such payment to the credit of unpaid share capital under sub-clause (1)(b) above shall be made to, amongst or in favour of the members entitled thereto and in accordance with their respective rights and interests and in proportion to the amount of capital paid up on the shares held by them respectively in respect of which such distribution under such-clause (1)(a) or payment under sub-clause (1)(b) above shall be made on the footing trial such members become entitled thereto as capital.

		3	The Directors shall give effect to any such resolution and apply such portion of the profit, General Reserve Fund or any other fund or account as aforesaid as may be required for the purpose of making payment in full for the shares, debentures or debenture stock, or other securities or obligations of the Company so distributed under sub-article (1)(a) above or (as the case may be) for the purpose of paying, in whole or in pan, the amount remaining unpaid on the paid up capital under sub-article (1)(a) above provided that no such distribution or payment shall be made unless recommended by the Directors and if so recommended such distribution and payment shall be accepted by such members as aforesaid in full satisfaction of their interest in the capitalised sum.

		4.	For the purpose of giving effect to any such resolution the directors may settle any difficulty which may arise in regard to the distribution or payment as foresiad as they think expedient and in particular they may issue fractional certificates and fix the value for distributions of any specific assets and may determine that cash payment be made to any members on the footing of the value so fixed and that fraction of less value than Rs. 1/- may be disregarded in order to adjust the right of all parities and may vest any such, cash, shares in trustee upon such trust for the persons entitled thereto as may seem expedient to the Directors and generally may make such shares, and fractional certificates or otherwise as they may think fit.

		5.	Subject to the provisions of the Act and these Articles in case where some of the shares of the Company are fully paid and others are partly paid only, such capitalisation may be effected by distribution of further shares in respect of the fully paid shares, and/or by crediting the partly paid shares with the whole or part of the unpaid liability thereon but so that between the holders of the fully paid shares, and the partly paid shares the sum so applied in payment of such further shares and in the extinguishing or diminishing of the liability on the partly paid shares shall be applied prorata in proportion to the amount then already paid or credited as paid on the existing fully paid and partly paid shares respectively.

	Power to sell fractional certificate	6.	If and whenever shares become held by any member in fraction the Directors may subject to the provisions of the Act and these Articles sell these shares which members hold in fractions for the best price reasonably obtainable and shall pay and distribute to and amongst the members entitled to such shares in due proportion to the net proceeds thereof. For the purpose of giving effect to such sale the Directors may authorise any persons to transfer the shares be sold to the purchaser thereof comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceeding in reference to the sale.

ACCOUNTS

145.	Books of accounts to be kept	The company shall keep proper books of accounts as required by the Act in particular under Section 209 thereof.

146.	Inspection by members	The Directors shall, from time to time determine whether and to what extent and at what places and under what conditions or regulation the accounts, books and documents of the Company or any of them, shall be open to the inspection of the members, and no member (not being a director) shall have any right of inspecting any accounts, books or documents of the Company except as conferred by the statute or authorised by the Directors or by a resolution of the Company in General Meeting.

147.	Statement of accounts to be furnished to general meeting	The Board of directors shall lay before each Annual General Meeting a duly authenticated Balance Sheet and Profit and Loss Account along with its report made up in accordance with the provisions of Article 150.

148.	Authentication of Balance Sheet and Profit and Loss Account	1.	Save as provided by clause (2) every Balance Sheet and every Profit and Loss Account of the Company shall be signed on behalf of the Board of Directors by its Secretary, if any, and by not less than two Directors of the Company, one of who shall be the Managing Director, if there is or are any.

		2.	The Balance Sheet and the Profit and Loss Account shall be approved by the Board of Directors before they are signed on behalf of the Board in Accordance with the provision of this Article and before they are submitted to Auditors for their report thereon.

149.	Profit and Loss Account to be annexed Auditors reports to be attached to the Balance Sheet	The Profit and Loss Account shall be annexed to the Balance Sheet and Auditor’s Report (including the Auditor’s separate, special or supplementary report, if any) shall be attached thereto.

150.	Board’s report to be attached to Balance Sheet	Every Balance sheet laid before the Company in Annual General Meeting shall, have attached to it a Report by the Board of Directors in accordance with the provisions of Section 217 of the Act.

151.	Accounts when audited and approved to be conclusive	Every Balance sheet and Profit and Loss Account of the Company when audited and adopted by an Annual General Meeting shall be conclusive.

AUDIT

152.	Accounts to be audited	Every Balance Sheet and Profit and Loss Account shall be audited by one or more auditors to be appointed as hereinafter mentioned.

153.	Audit	a.	Once at least in very year, the accounts of the Company shall be examined and the correctness of the profit and loss account and balance sheet ascertained by the auditor or auditors of the Company.

	Appointment and remuneration of	b.	The Company at each annual general meeting shall appoint an auditor or auditors to hold office until the conclusion of the next annual general meeting and their appointment remuneration rights and duties shall be regulated by Sections 224 to 227 of the Act.

	Audit of the account of branch of the Company	c.	Where the Company has a branch office the Provision of Section 228 of the Act shall apply.

	Right of auditors to attend general meeting	d.	All notices or there other communications relating to any General Meeting of the Company which any member of the Company is entitled to have sent to him shall also be forwarded to the auditors of the Company and the auditors shall be entitled to attend any General Meeting and to be heard at any general meeting which they attend on any part of the business which concerns them as auditors.

		e.	The Auditor’s report shall be read before the Company in Annual General Meeting and shall be open to inspection by any member of the Company.

DOCUMENTS AND SERVICE OF DOCUMENTS

154.	How documents to be sent to members	A document (which expression of this purpose shall be deemed to include and shall include any summon, notice, requisition, to or in the winding up of the Company) may be served or sent by the Company on or to any member in the manner prescribed by section 53 of the Act.

155.	Persons becoming entitled of shares bounds by documents served to previous person	Every person, who by operation of law, transfer or by other means whatsoever, shall become entitled to any share, shall be bound by every document in respect of such shares which, previously to his name and address being entered on the register shall have been duly served on or sent to the person from whom he derives his title to share.

156.	Notice on Company	All notices to be given on the part of members shall be left at or sent by registered post or under certificate of posting to the registered office of the Company.

157.		Any notice to be given by the company shall be signed by such director or secretary or officer as the board may appoint the signature or any notice to be given by the company may be written or printed or lithographed or be affixed by any other mechanical means.

AUTHENTICATION OF DOCUMENTS

158.	Authentication of documents and proceedings	save as otherwise expressly provided in the act or these articles, a document or proceeding requiring authentication by the company may be signed by a director, or secretary or an authorised officer of the company and need not be under its seal.

159.	Reconstruction	On any sale of the undertaking of the Company the Directors or Liquidator on a winding up may, if authorised by a special resolution, accept fully paid or partly, paid up shares, debentures or securities of any other Company, whether incorporated in India or not, either then existing or to be formed for the purchase in whole or in part of the property of the Company. The liquidates (in winding up) may distribute such shares or securities, or any other property of the Company amongst the contributories without realisation or vest the same in trustees for them and may if authrised by Special Resolution provide for the distribution or appropriation of the Cash, shares, or other securities benefits or property otherwise than in accordance with the strict legal rights of the contribution of the Company, and for the valuation of any of such securities or property at such price and in such manner as the meeting may approve, and the contributories shall be bound to accept and shall be bound by any valuation or distribution so authrised and waive all rights in relation thereto, save such statutory rights (if any) under the Act as are incapable of being varied or excluded by these presents.

WINDING UP

160.	Distribution of assets	If the Company shall be wound up, and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up capital such assets be distributed so that as nearly as may be the losses shall be by the members in proportion to the capital paid up, or which ought to have been paid up (other than the amount of calls paid in advance), at the commencement of the winding up, on the shares held by them respectively and if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital at the commencement of the winding up, or which ought to have been paid on the shares held by them respectively. But this article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions:

161.	Distribution in specie and kind	1.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Act, divide amongst the members, inspecie or kind, the whole or any part of the assets of the Company, whether it shall consist of property, of the same kind or not.

		2.	For the purpose aforesaid, the Liquidator may set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes or members.

		3.	The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefits of the contributors as the Liquidator, with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares, or other securities whereon there is any liability.

162	Secrecy Clause	The Members shall not be entitled do visit or inspect the Company’s works without the permission of the Board or Manager or Secretary or to require discovery of or any information respecting any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process’ which may relate to the conduct of the business of the Company and which in the opinion of the Board, it will be inexpedient in the interest of the Company to communicate to the public.

INDEMNITY AND RESPONSIBILITY

163	Director and other officers right or indemnity	a.	Subject to the provisions of Section 210 of the Act, every Director, Secretary and other officer or employee of the Company shall be indemnified by the Company against and it shall be the duty of directors to pay out of the Company all costs, losses and expenses (including travelling expenses) which any such director, secretary or officer or employee may incur or become liable to be reason of any contract entered into or act or deed done by him as such director, secretary or officer or employee or in any way in the discharge of duties.

		b.	Subject to as aforesaid every director, secretary or other officer or employee of the Company shall be indemnified against any liability incurred by them in defending any proceeding whether civil or criminal in which judgment is given in their or his favour or in which he is acquitted or in connection with any application under Section 633 of the Act, in which relief is given to him by the court.

164	Directors and Officers not responsible for act of others	Subject to the provisions of Section 201 of the Act, no Director other officer of the Company shall be liable for the acts, receipts, neglects, or defaults of any Director or officers or for joining in any receipt or other act of conformity or for any loss or expenses happening to the Company through insufficiency or deficiency of title of any property acquired by order of the Directors for or on behalf of the Company or for insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested or for any loss or damage arising form the bankruptcy, insolvency or tortuous acts of any person company body corporate or corporation with whom any money securities or effect shall be entrusted or deposited, or for any other loss or damage or misfortune whatsoever which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his willful misconduct or neglect or dishonesty.

We the several persons whose names, addresses and description are subscribed hereto are desirous of being formed into a company in pursuance of the Articles of Association and we respectively agree to take the number of shares in the Capital of the Company set opposite to our respective names.

Name, address, description
	Name, Addresses, Descriptions and	Signature of	occupation and signature of
S. No.	occupations of the subscribers	Subscribers	witness.
1.	Dr. KALLAM ANJI REDDY
	S/o. Venkata Reddy	Sd/-
6/3/347/6, Dwarakapuri Colony,
Hyderabad — 500 004.
Occ: Industrialist

2.	KALLAM SAMRAJYAM		G.S.S. SRINIVAS
	W/o. Anji Reddy	Sd/-	Chartered Accountant
	6/3/347/6, Dwarakapuri Colony,		S/o. Sri. G. Balakrishna Rao
	Hyderabad — 500 004. Occ: Housewife		5-2-422, Hyderbasti, R.P Road, Secunderabad.
Place: Hyderabad
Date: 4th February 1984.